EXHIBIT 99(a)


                             REGISTRAR AND TRANSFER
                                     COMPANY

                               RONSON CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 27, 1996

                        REPORT OF INSPECTORS OF ELECTION


We, the undersigned, having been duly appointed to act as Inspectors of Election at the Annual Meeting of Stockholders of RONSON CORPORATION held on August 27, 1996, hereby certify that the number of shares of stock outstanding and entitled to vote is 1,801,443; that the number of shares present thereat in person or by proxy are 1,287,977, constituting a quorum thereof, that we received the votes of the stockholders of said Meeting; and that:


        1.  Election of Directors:

                                       FOR       %     WITHHELD    %
                                    ---------   ----   --------   ---
            Louis V. Aronson II     1,265,917   98.3    22,060    1.7
            Barton P. Ferris, Jr.   1,268,243   98.5    19,734    1.5
            Gerard J. Quinnan       1,268,309   98.5    19,668    1.5


        2. To ratify the appointment of DEMETRIUS & COMPANY, L.L.C. as independent auditors for the year 1996.

          FOR          %        AGAINST       %       ABSTAIN      %
        ---------     ----      -------      ---      -------     ---
        1,268,064     98.5      11,085       0.9        8,828     0.7


        3. To approve and ratify the Ronson Corporation 1996 Incentive Stock Option Plan.

          FOR        %     AGAINST     %       ABSTAIN    %    NON-VOTE
         -------   ----    -------    ---      -------   ---   --------
         746,280   88.4    72,899     8.8      23,243    2.8   445,555



                                                /s/ Margaret A. Villani
                                                -----------------------



                                                /s/ Diane Sayek
                                                -----------------------